Amendment to PUA ELIC Signature Page - Amendment to PUA ELIC Signature Page

AMENDMENT TO
PRINCIPAL UNDERWRITING AGREEMENT BETWEEN
EVERLAKE LIFE INSURANCE COMPANY AND EVERLAKE DISTRIBUTORS, LLC

This AMENDMENT (the "Amendment") is made and entered into on January 12, 2022 (the "Effective Date") by and between Everlake Life Insurance Company ("Everlake Life") and Everlake Distributors, LLC ("Distributors").

WHEREAS, Everlake Life and Distributors are parties to that certain Amended and Restated Principal Underwriting Agreement dated June 1, 2006 (the "Underwriting Agreement");

WHEREAS, the parties have agreed to revise the Underwriting Agreement to include specified annuity contracts and life insurance policies registered with the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereby amend the Underwriting Agreement as follows:

Everlake Life confirms its grant to Distributors of the right to be and Distributors agrees to serve as Principal Underwriter for the annuity contracts and life insurance policies listed in Schedule A during the term of the Underwriting Agreement.

Schedule A of the Underwriting Agreement shall be deleted and replaced with the following restated Schedule A, to reflect all annuity contracts and life insurance policies for which Distributors shall serve as Principal Underwriter:

SCHEDULE A

Effective Date	Product	Form Number
2/25/2002 - 4/30/2004	AIM Lifetime America Classic	GLMU141
2/25/2002 - 4/30/2004	AIM Lifetime America Freedom	GLMU148
2/25/2002 - 4/30/2004	AIM Lifetime America Regal	GLMU146
6/15/2000 - 4/30/2004	AIM Lifetime Enhanced Choice Variable Annuity	GLMU129
6/3/1990 - 4/30/2004	AIM Lifetime Plus - SPVL	KLU84 - Single KLU87 - Joint
6/1/1998 - 12/31/2002	AIM Lifetime Plus II Variable Annuity	GLMU116
12/1/1995 - 12/31/2001	AIM Lifetime Plus Variable Annuity	GLMU47
5/1/1987 - 5/1/1991	ALIC Helmsman	P1246
11/30/1998 - 12/31/2003	ALIC ScudderHorizon	GLA25
10/14/2002 - 1/14/2008	Allstate Advisor	PA125
10/14/2002 - 1/14/2008	Allstate Advisor Plus	PA127
10/14/2002 - 1/14/2008	Allstate Advisor Preferred	PA129
10/14/2002 - 1/14/2008	Allstate Advisor STI	PA125
10/14/2002 - 1/14/2008	Allstate Advisor Preferred STI	PA12
7/28/2003 - 3/31/2010	Allstate ChoiceRate Annuity (MVA)	LU10193
1/1/1999 - 1/1/2002	Allstate Contour VUL	KLU385
11/17/2003 - 3/31/2009	Allstate MarketSmart Annuity (MVA)	LU10214

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Amendment to PUA ELIC Signature Page - Amendment to PUA ELIC Signature Page

9/17/2001 - 8/1/2003	Allstate Provider Advantage Variable Annuity	GLA140
11/2/2001 - 8/1/2003	Allstate Provider Extra Variable Annuity	GLA132
5/1/2001 - 8/1/2003	Allstate Provider Ultra Variable Annuity	GLA125
6/17/1997 - 5/1/2003	Allstate Provider Variable Annuity	GLAU229
12/31/2001 - 4/30/2004	Allstate Provider Variable Life SPVL	KLU206
11/6/1998 - 5/1/2003	Allstate Enhanced Provider Suite	GLA14
5/12/2008 - 3/1/2009	Allstate Guaranteed Lifetime Income	LU10905, LU10196, LU10907
7/30/2007 - 4/30/2009	Allstate RetirementAccess VA (B Series)	A-BLX/IND(3/07)
7/30/2007 - 4/30/2009	Allstate RetirementAccess VA (L Series)	A-BLX/IND(3/07)
7/30/2007 - 4/30/2009	Allstate RetirementAccess VA (X Series)	A-BLX/IND(3/07)
10/4/2010 - 12/31/2013	Allstate RightFit	LU10974G
1/31/2002 - 5/1/2010	Allstate Treasury Linked Annuity Plus (MVA)	LU10146Q
1/1/2001 - 4/1/2003	Personal Retirement Manager (FL)	LU10152FL
5/3/1999 - 11/27/2003	Putnam Allstate Advisor	LU4429
11/1/1999 - 11/27/2003	Putnam Allstate Advisor Apex	LU4457
2/22/2000 - 11/27/2003	Putnam Allstate Advisor Plus	PA33
5/24/2000 - 11/27/2003	Putnam Allstate Advisor Preferred	PA41
10/1/1988 - 9/30/1998	Scudder Horizon Plan	P1258
1999 - 5/1/2004	Select Directions VA	LU4518CW
1995 - 2001	STI Classic Variable Annuity	GLAU248
7/1/2003 - 4/30/2007	Allstate Variable Annuity	PA125
7/1/2003 - 4/30/2007	Allstate Variable Annuity (L Share)	PA129
3/26/1991 - 7/1/1994	Custom Annuity (MVA)	NLU491
12/1/1993 - 13/31/2003	Custom Plus Annuity (MVA)	NLU566
11/11/1997 - 12/31/2003	Morgan Stanley SPVL	NLU673
1/31/2000 - 9/30/2004	Preferred Client VA	NLU905
7/1/1986 - 5/1/1990	Life Invest VUL	P1238
5/3/1995 - 3/1/2004	Scheduled Annuity Manager Annuity (SAM)	NLU638
7/20/1998 - 5/1/2001	VA 2 Asset Manager	NLU860
9/12/2000 - 12/1/2003	VA 3 Asset Manager	NLU928
3/9/1984 - 10/24/1990	Variable Annuity	NLU252
6/5/2000 - 12/1/2003	Variable Annuity 3	NLU924
6/4/2000 - 12/31/2003	Variable Annuity II	NLU438
9/18/1995 – 12/31/1997	Choice Plus Annuity	GLAU120

Except as specifically amended hereby, the Underwriting Agreement shall remain in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be signed on its behalf by its duly authorized officers, all as of the day and year first written above. Everlake Life Insurance Company By:__________________ Rebecca D. Kennedy Title: Senior Vice President and Chief Operations Officer Date: January 12, 2022 Everlake Distributors, LLC By:___________________ Rebecca D. Kennedy Title: President and Chief Executive Officer Date: January 12, 2022 Amendment to PUA ELIC Signature Page - Amendment to PUA ELIC Signature Page 3

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be signed on its behalf by its duly authorized officers, all as of the day and year first written above. Everlake Life Insurance Company By:__________________ Rebecca D. Kennedy Title: Senior Vice President and Chief Operations Officer Date: January 12, 2022 Everlake Distributors, LLC By:___________________ Rebecca D. Kennedy Title: President and Chief Executive Officer Date: January 12, 2022 Amendment to PUA EDLLC Signature Page - Amendment to PUA EDLLC Signature Page 4